INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (the "Agreement"), dated this 25th day of March, 1998, among Mack-Cali Realty Corporation, a Maryland corporation, Mack-Cali Realty, L.P., a Delaware limited partnership (collectively, "Mack-Cali"), Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership ("Apollo"), Pacifica Holding Company, a Colorado limited liability company ("Pacifica LLC") and Pacifica Holding Company, a Colorado corporation ("Pacifica"; and, together with Apollo and Pacifica LLC, collectively, the "Indemnitors"). Unless otherwise defined herein, capitalized terms contained herein shall have the meanings set forth in the Contribution and Exchange Agreements (as defined below).

                              W I T N E S S E T H:

      WHEREAS, as set forth on Schedule I hereof, Mack-Cali, the Indemnitors, et. al., have entered into the Contribution and Exchange Agreements set forth on
Schedule I hereof, dated as of March 25, 1998 and the other documents and instruments executed and delivered in connection therewith including, without limitation, the Assignment and Assumption of Leases, the Omnibus Assignment of Interests, and the Asset Purchase Agreement (such Contribution and Exchange Agreements, together with such other documents and instruments, are hereinafter collectively called the "Contribution and Exchange Agreements") pursuant to which, among other things, Mack-Cali, the Indemnitors and the other Contributors listed therein agreed to contribute and exchange certain entity interests ("Contributed Interests") and real property identified therein (the "Transaction");

      WHEREAS, pursuant to Section 5.3 of the Contribution and Exchange Agreements, the Indemnitors have agreed to indemnify Mack-Cali with respect to certain claims that may arise as a result of the Transaction;

      NOW, THEREFORE, for ten dollars ($10.00) the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, mutually agree as follows:

      1. Agreement to Indemnify. From and after the Closing, and subject to the terms and conditions of this Agreement, the Indemnitors jointly and severally covenant and agree to indemnify, defend and hold harmless Mack-Cali, and any other Person controlling, controlled by or under common control with Mack-Cali, including any officer, director, stockholder, partner, member, employee, agent or representative of any of them (a "Mack-Cali Affiliate"), from and against all claims, judgments, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable fees and expenses of legal counsel chosen by Mack-Cali or a Mack-Cali Affiliate (collectively, "Damages"), imposed upon or incurred by Mack- Cali, or any Mack-Cali Affiliate arising out of or in connection with or resulting from any and all


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claims or threatened claims (collectively, "Claims") relating to the following:
(i) the fairness, appropriateness, authority and legal sufficiency of the allocation of the Exchange Consideration and the Units amongst the Contributors and their partners under the Contribution and Exchange Agreements, which allocation has been determined by the Indemnitors and the Contributors in their sole discretion immediately preceding the Closing; (ii) the distribution or allocation of any of the Units, and/or cash received by any Contributor at the Closing or to such entity's partners, shareholders, members, beneficiaries or other individuals or entities having a legal or beneficial ownership interest in such entity and/or the appropriateness or legal sufficiency of any such distribution or allocation; (iii) with regard to any Property conveyed to Mack-Cali by assignment of Contributed Interests, any failure to convey to Mack-Cali one hundred percent (100%) of the Contributed entities comprised of such Contributed Interests; (iv) with regard to any Property conveyed to Mack-Cali, any failure to obtain any necessary partner or member consent to such transfer and/or assignment; (v) any breach of the representations and warranties of the Contributors, Apollo and other Property owners set forth in the Contribution and Exchange Agreements to the extent they would be liable for such breach under said agreements; and/or (vi) with respect to the Contributed Interests and/or the Property, any direct or indirect indebtedness, liability, claim or loss that accrued prior to Closing, to the extent Contributors would be liable for the same under the Contribution and Exchange Agreements, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on the Property Financials or in the notes thereto, including, without limitation, indebtedness for borrowed money (collectively, "Liabilities"), unless such Liabilities were fully and accurately reflected on a schedule to the Contribution and Exchange Agreements and/or the Property Financials and expressly approved by Mack-Cali.

      2. Survival. Notwithstanding anything to the contrary contained in the Contribution and Exchange Agreements, the provisions of this Agreement shall survive until such time as any applicable statute of limitation for any such Claims have expired. This Agreement shall be independent of, and in addition to, the provisions relating to indemnification contained in the Contribution and Exchange Agreements. The indemnification obligations set forth in this Agreement shall be absolute and unconditional.

      The liability of the Indemnitors hereunder shall in no way be affected by
(a) the release or discharge of the Indemnitors in any creditors' receivership, bankruptcy or other similar proceedings, or (b) the impairment or modification of the liability of any of the Indemnitors or their respective estates in bankruptcy from the operation of any present or future provision of Title 11 of the United States Code or any other statute or from the action of any court having jurisdiction over any of the Indemnitors or their respective estates.

      Each of the Indemnitors waives any right or claim of right to cause a marshaling of the respective assets of Indemnitors before Mack-Cali may proceed against any of the Indemnitors or to cause Mack-Cali to proceed in any particular order against the Indemnitors.


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      3. General Procedures. The provisions of Section 1 are expressly subject to the following: Mack-Cali shall give notice to the Indemnitors with reasonable promptness upon becoming aware of the Claims or other facts upon which a claim for indemnification will be based (provided, however, no delay by Mack-Cali in exercising any of its rights or remedies under this Agreement shall operate as a waiver of any such right, power or privilege, except to the extent such delay materially prejudices the Contributor's ability to successfully defend the matter giving rise to the indemnification Claims); the notice shall set forth such information with respect thereto as is then reasonably available to Mack-Cali. The Indemnitors shall have the right to undertake the defense of any such Claims asserted by a third party with counsel reasonably satisfactory to Mack-Cali and Mack-Cali shall cooperate at the Indemnitors' reasonable expense in such defense and make available all records and materials reasonably requested by the Indemnitors in connection therewith. In any event, Mack-Cali shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnitors shall have diligently assumed the defense of the Claims; provided, that, if in the opinion of counsel to Mack- Cali, the use of the same counsel to represent the Indemnitors and Mack-Cali would present a conflict of interest, Mack-Cali may employ its own counsel at the Indemnitors' expense. In the event the Indemnitors decide not to or do not promptly undertake the defense of any such Claims, Mack- Cali shall be entitled to indemnification with respect to all reasonable costs and expenses of such defense (including reasonable attorneys' fees, costs and expenses). Any Claims to which the Indemnitors have undertaken to defend under this Section 3 shall not, without the written consent of Mack-Cali, be settled or compromised nor shall any consent to entry of money judgment be agreed to; provided, however, and notwithstanding anything to the contrary contained in this Agreement, the Indemnitors may settle any Claims without the consent of Mack-Cali, but only if such settlement (a) requires only the payment of monetary damages that are paid in full by the Indemnitors, and
(b) includes as an unconditional term thereof, the release by the claimant or the plaintiff of Mack-Cali from all liability arising from the events which allegedly gave rise to such Claims. The Indemnitors shall not be liable for any Claims settled by Mack-Cali without their written consent (for purposes of this Agreement, the consent of any of the Indemnitors shall be deemed to be the consent of all of the Indemnitors).

      4. Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

      1. Notices: All notices, demands, requests, or other writings in this Agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

            If to Mack-Cali:        c/o Mack-Cali Realty Corporation
                                    11 Commerce Drive


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                                      Cranford, New Jersey  07016
                                      Attn: Roger W. Thomas, Esq.
                                      (908) 272-8000 (tele.)
                                      (908) 272-6755 (fax)

            with a copy to:                  Pryor, Cashman, Sherman & Flynn
                                      410 Park Avenue
                                      New York, New York  10022
                                      Attn:  Wayne B. Heicklen, Esq.
                                      (212) 326-0425 (tele.)
                                      (212) 326-0806 (fax)

            If to the Indemnitors:    Pacifica Holding Company, LLC
                                      5975 S. Quebec Street, Suite 100
                                      Englewood, Colorado 80111
                                      Attn:  Mr. Steve Leonard
                                      (303) 721-7600 (tele.)
                                      (303) 721-1122 (fax)

                                      Apollo Real Estate Advisors, L.P.
                                      1301 Avenue of the Americas, 38th Floor
                                      New York, New York 10019
                                      Attn:  Mr. Richard Mack
                                             Mr. Leigh Neibart
                                      (212) 261-4045 (tele.)
                                      (212) 261-4060 (fax)

                                      Pacifica Holding Company, a Colorado
                                      corporation
                                      5975 S. Quebec Street, Suite 100
                                      Englewood, Colorado 80111
                                      Attn:  Mr. Steve Leonard
                                      (303) 721-7600 (tele.)
                                      (303) 721-1122 (fax)
            with a copy to:                  Brownstein, Hyatt, et al.
                                      410 17th Street, 22nd Floor
                                      Denver, Colorado 80202
                                      Attn:  Edward Barad, Esq.
                                      (303) 534-6335 (tele.)
                                      (303) 623-1956 (fax)

or to such other address as either party may from time to time designate by written notice to the other or to the Escrow Agent. Notices given by (i) overnight delivery service as aforesaid shall be deemed


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received and effective on the first business day following such dispatch and
(ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by said party, for all purposes hereunder.

      6. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

      7. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Colorado and together with the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with and governed by the laws of such state (but not including the choice-of-law rules thereof). Each party hereto submits itself to the jurisdiction of any court sitting in the County of Denver of the State of Colorado for the purpose of adjudicating the rights of the parties hereunder.

      8. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9. Captions. Any captions are solely for convenience of reference and shall not be used in construing or interpreting this Agreement.

      10. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or oral agreements or understanding with respect thereto.

      11. Amendment. This Agreement may not be waived, changed, discharged or terminated orally, but only by an agreement in writing, signed by the party or parties against whom enforcement of any waiver, change, modification, discharge or termination is sought.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      MACK-CALI REALTY, L.P.

                                      BY:  Mack-Cali Realty Corporation


                                      By:
                                         --------------------------------------
                                         Name:  Roger W. Thomas
                                         Title: Executive Vice President


                                      MACK-CALI REALTY CORPORATION


                                      BY:
                                         --------------------------------------
                                         Name:  Roger W. Thomas
                                         Title: Executive Vice President


                                      APOLLO REAL ESTATE INVESTMENT FUND
                                      II, L.P.

                                      BY:
                                         --------------------------------------
                                               By:
                                                  -----------------------------
                                                    Name:
                                                    Title:


                                      PACIFICA HOLDING COMPANY, LLC


                                      BY:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      PACIFICA HOLDING COMPANY, a Colorado
                                      corporation


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                                      BY:
                                         --------------------------------------
                                         Name:
                                         Title:


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